UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

THE WIKI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	58-1921737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2012, The Wiki Group, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware to increase its total number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), to 500,000,000. The Amendment was effective as of December 12, 2012. A copy of the Amendment is attached hereto as Exhibit 3.1.

The increase of authorized shares was approved by the board of directors of the Company on December 5, 2012 and by stockholders holding a majority of the issued and outstanding shares of Common Stock by a resolution dated December 5, 2012.

Item 8.01	Other Events

On December 14, 2012, the Company issued a press release (the “Press Release”) announcing that it signed a non-binding letter of intent to acquire Moneytech Limited, an Australian corporation that provides commercial finance services for small to medium sized enterprises.  A copy of the Press Release is being filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

99.1	Press Release Announcing Letter of Intent with Moneytech Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2012

THE WIKI GROUP, INC.

By:	/s/ Edward DeFeudis
Edward DeFeudis President, Chief Executive Officer and Chief Financial Officer